EXHIBIT A

                              MEGADATA CORPORATION

                        AMENDED 1999 STOCK INCENTIVE PLAN

     Section 1. PURPOSES

     The purposes of the Megadata Corporation 1999 Stock Incentive Plan (the "Plan") are (i) to enable Megadata Corporation (the "Company") and its Related Companies (as defined below) to attract, retain, and reward employees and strengthen the existing mutuality of interests between such employees and the Company's stockholders by offering such employees an equity interest in the Company, and (ii) to enable the Company to pay part of the compensation of its Outside Directors (as defined in Section 5.2) in shares of the Company's common stock and options to purchase the Company's common stock, thereby increasing such director's proprietary interests in the Company, and (iii) to enable the Company to pay all or part of the compensation of its Consultants (as defined in Section 5.2) in shares of the Company's common stock and options to purchase the Company's common stock, thereby increasing such Consultants proprietary interests in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.


     Section 2. TYPES OF AWARDS

     2.1 Awards to employees under the plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; (v) Bonus Stock: (vi) Loans; and/or (vii) Tax Offset Payments. Outside Directors may receive only Stock Options and Limited Stock Appreciation Rights as provided in Section 15; Consultants may receive only Stock Options and Consultants' Stock Grants as provided in Section 15.6. 2.2 An eligible employee, Outside Director or Consultant may be granted one or more types of awards, which may be independent or granted in tandem. If two awards are granted in tandem, the employee, Outside Director or Consultant may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

     Section 3. ADMINISTRATION

     3.1 The Plan shall be administered by the Company's Board of Directors (the "Board") or such committee of Directors as the Board shall designate (the "Committee"), which shall consist of not less than three Directors each of whom is (a) a disinterested person, as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule, and (b) an outside director satisfying the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor thereto (the "Code"). The members of the Committee shall serve at the pleasure of the Board.

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     3.2 The Committee shall have the following authority with respect to awards under the Plan other than awards to Outside Directors: to recommend awards to eligible employees and Consultants under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and awards granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, except with respect to awards to Outside Directors, the Committee shall have the authority:

     (a) to recommend whether and to what extent any award or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

     (b) to recommend the employees and Consultants to whom awards will be granted;

     (c) to recommend the number of shares of the common stock of the Company (the "Stock") to be covered by each award granted hereunder subject to the limitations contained herein;

     (d) to recommend the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based solely on such performance objectives (the "Performance Objectives");

     (e) to recommend the treatment of awards upon an employee's (or Consultant's) retirement, disability, death, termination for cause or other termination of employment;

     (f) to recommend pursuant to a formula or otherwise the fair market value of the Stock on a given date; provided, however, that if the Committee fails to recommend or the Board of Directors fails to make a determination, fair market value of the Stock on a given date shall be the closing sale price on a given date, or if no such sale of Stock occurs on such date, the weighted average of the closing sale price on the nearest trading dates before and after such date;

     (g) to recommend that awards equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the grantee currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the grantee, or that the grantee has no rights with respect to such dividends;

     (h) to recommend whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of a grantee, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

     (i) to recommend that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the grantee shall be required to offer to the Company any shares that the grantee wishes to sell, subject to such terms and conditions as the Committee may specify;


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     (j) to recommend amendment of the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and;

     (k) to recommend substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

     All awards and the other matters identified above will require the approval of the Company's Board of Directors, and the Board of Directors shall have the authority to take any of the actions identified above regardless of whether such action is recommended by the Committee. The Board may delegate to the Committee any of the powers of the Board specified herein.

     Each option or Stock or other award granted under this Plan shall be evidenced by an Option Agreement or Award Agreement between the Company and the grantee of the award.

     3.3 The Board shall have the right to designate awards as "Performance Awards." Awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Code. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Board based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and which the Board may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies; sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added. The Performance Objectives for a particular Performance Award relative to a particular fiscal year shall be established by the Board in writing no later than 90 days after the beginning of such year. The Board's determination as to the achievement of Performance Objectives relating to a Performance Objective shall be made in writing. The Board shall have discretion to modify the Performance Objective or vesting conditions of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

     3.4 With respect to awards to Outside Directors, the Board shall have the authority to interpret the Plan; to adopt, amend, and rescind administrative regulations to further the purposes of the Plan; and to take any other action necessary to the proper operation of the Plan. However, the Board shall have no discretion to vary the amount or terms of awards as set forth in Section 15, except as provided in Section 4.4. 3.5 All determinations made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

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     3.6 The Board may from time to time delegate to one or more officers of the
Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Securities and Exchange Act of 1934 or Performance Awards. The Board shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award.

     Section 4. STOCK SUBJECT TO PLAN
                ---------------------

     4.1 The total number of shares with respect to which awards may be issued under the Plan shall be 750,000 shares of the Company's common stock, of which 600,000 shares shall be used for awards for employees and 150,000 shares shall be used for awards to Outside Directors, Consultants, as well as employees of the Company (all subject to adjustments as provided below). Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash or the payment of any other award in cash shall not count against this share limit.

     4.2 To the extent a Stock Option terminates without having been exercised, or an award terminates without the award holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit, and shall again be available for grants under the Plan.

     4.3 No employee shall be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, and/or Bonus Stock, or any combination of the foregoing with respect to more than 100,000 shares of Stock under the Plan in any fiscal year (subject to adjustment as provided in Section 4.4). No employee shall be granted a Tax Offset Payment in any fiscal year with respect to more than the number of shares of Stock covered by awards granted to such employee in such fiscal year.

     4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Board in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares as to which awards may be granted to any individual in any calendar year, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event of a change described in this Section 4.4 occurs, the Board shall make the appropriate adjustment in the awards previously granted and to be granted to Outside Directors under the Plan; provided that no such adjustment shall increase the aggregate value of any outstanding award.

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     Section 5. ELIGIBILITY
                -----------

     5.1 Employees of the Company or a Related Company, including employees who are officers and/or directors of the Company, are eligible to be granted awards under the Plan, other than under Section 15. Except as provided in Section 5.2, persons who are not employees are not eligible to be granted awards under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

     5.2 Awards under Section 15 of the Plan shall be made solely to Outside Directors and Consultants. "Outside Director" shall mean any director of the Company other than one who is an employee of the Company or a Related Company. "Consultant" shall mean a person (other than an Outside Director) who provides services to the Company or a Related Company in a capacity other than that of an employee.

     Section 6. STOCK OPTIONS
                -------------

     6.1 The Stock Options awarded to employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     6.2 Subject to the following provisions, Stock Options awarded to employees under the Plan shall be in such form and shall have such terms and conditions as the Board may determine:

     (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Board, and may not be less than the fair market value of the Stock on the date of the award of the Stock Option.

     (b) OPTION TERM. The term of each Stock Option shall be fixed by the Board. However, unless determined to the contrary, the term of the stock option shall be ten years from the date of grant, subject to earlier termination in the event of termination of service.

     (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms as shall be determined by the Board. The Board may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part. However, unless determined to the contrary, all options shall vest 33-1/3% on each of the first, second, and third anniversary of the grant provided however, that no option shall vest in whole or in part prior to November 30, 2000. Any option granted prior to November 30, 1999, shall have its first anniversary date on November 30, 2000, with subsequent anniversaries on each November 30th of the following years.

     (d) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner and on such terms as the Board may provide in the award, which may


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include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, "cashless exercise", any other manner permitted by law determined by the Board, or any combination of the foregoing. If the Board determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Board provides otherwise, a number of the shares received upon such exercise equal to the number of shares of restricted Stock so used shall be restricted in accordance with the original terms of the Restricted Stock award.

     (e) NO STOCKHOLDER RIGHTS. An optionee shall have neither rights to dividends nor other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

     (f) NON-TRANSFERABILITY. Unless otherwise provided by the Board, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

     (g) TERMINATION OF EMPLOYMENT. Following the termination of an optionee's employment with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Board and the Board may provide that upon termination of employment all options and awards are forfeited and are no longer exercisable. The Board may provide different post-termination exercise provisions with respect to termination of employment for different reasons. The Board may provide that, notwithstanding the option term fixed pursuant to
Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

     6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Incentive Stock Option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded, or (iii) be awarded more than ten years after the effective date of the Plan specified in Section 19. No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (a) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive Stock Option or (b) be exercisable more than five years after the date such Incentive Stock Option is awarded.

     Section 7. STOCK APPRECIATION RIGHTS
                -------------------------

     7.1 A Stock Appreciation Right awarded to an employee shall entitle the holder thereof to receive payment of an amount, in cash, shares of Stock or a combination thereof, as determined by the Board, equal in value to the excess of the fair market value of the number of shares of Stock as to which the award is granted on the date of exercise over an amount specified by the Board. Any such award shall be in such form and shall have such terms and conditions as the Board may determine. The grant shall specify the number of shares of Stock as to which the Stock Appreciation Right is granted.

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     7.2 The Board may provide that a Stock Appreciation Right awarded to an employee may be exercised only within the 60-day period following occurrence of a Change of Control (as defined in Section 17.2)(such Stock Appreciation Right being referred to herein as a Limited Stock Appreciation Right). The Board may also provide that in the event of a Change of Control the amount to be paid upon an employee's exercise of a Stock Appreciation Right shall be based on the Change of Control Price (as defined in Section 17.3)

     Section 8. RESTRICTED STOCK
                ----------------

     Subject to the following provisions, all awards of Restricted Stock to employees shall be in such form and shall have such terms and conditions as the Board may determine:

     (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Board may determine.

     (b) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the employee's name, but the Board may direct that such certificates be held by the Board on behalf of the employee. Except as may be permitted by the Board, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the employee until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death), free of all restrictions.

     (c) The Board may provide that the employee shall have the right to vote or receive dividends on Restricted Stock. Unless the Board provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

     (d) Except as may be provided by the Board, in the event of an employee's termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Board may provide that (i) any purchase price paid by the employee shall be returned to the employee or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the employee.

     (e) The Board may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the employee's Restricted Stock, other than Performance Awards whose vesting was made subject to satisfaction of one or more Performance Objectives (except that the Board may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the
Code).

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     Section 9. DEFERRED STOCK AWARDS

     Subject to the following provisions, all awards of Deferred Stock to employees shall be in such form and shall have such terms and conditions as the Board may determine:

     (a) The Deferred Stock award shall specify the number of shares of Deferred Stock to be awarded to any employee and the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred. The Board may condition the grant or vesting of Deferred Stock, or receipt of Stock or cash at the end of the Deferral Period, upon the attainment of specified Performance Objectives or such other criteria as the Committee may determine.

     (b) Except as may be provided by the Board, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

     (c) At the expiration of the Deferral Period, the employee (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the fair market value of such Stock, or
(iii) a combination of shares and cash, as the Committee may determine.

     (d) In the event of an employee's termination of employment before the Deferred Stock has vested, his or her Deferred Stock award shall be forfeited.

     (e) The Board may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Deferred Stock award, other than with respect to Performance Awards (except that the Board may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the
Code).

     Section 10. BONUS STOCK
                 -----------

     The Committee may award Bonus Stock to an eligible employee subject to such terms and conditions as the Committee shall determine, provided no person who is the beneficial owner of 5% or more of the outstanding shares of the Company shall be entitled to receive such an award. The grant of Bonus Stock may be conditioned upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine. The Board may waive such conditions in whole or in part other than with respect to Performance Awards (except that the Board may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code). The Board shall also have the right to eliminate or reduce the amount of Bonus Stock otherwise payable under an award. Unless otherwise specified by the Board, no money shall be paid by the recipient for Bonus Stock. Alternatively, the Board may offer eligible employees the opportunity to purchase Bonus Stock at a discount from its fair market value. The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Stock which are not subject to restriction.


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     Section 11. LOANS
                 -----

     The Board may provide (except with respect to a person who is the beneficial owner of 5% or more of the outstanding shares of the Company) that the Company shall make, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option award under the Plan, with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder or with respect to any taxes arising from an award hereunder: provided, however, that the Company shall not loan to an employee more than the sum of (i) the excess of the purchase or exercise price of an award over the par value of any shares of Stock awarded plus (ii) the amount of any taxes arising from such award. The Board shall have full authority to decide whether a loan will be made hereunder and to determine the amount, term and provisions of any such loan, including the interest rate to be charged, whether the loan will be with or without recourse against the borrower, any security for the loan, the terms on which the loan is to be repaid and the conditions, if any, under which the loan may be forgiven.

     Section 12. TAX OFFSET PAYMENTS
                 -------------------

     The Board may provide for a Tax Offset Payment by the Company to an employee (except with respect to a person who is the beneficial owner of 5% or more of the outstanding shares of the Company) with respect to one or more awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Board, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable award and the receipt of the Tax Offset Payment, assuming that the employee is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash.

     Section 13. ELECTION TO DEFER AWARDS
                 ------------------------

     The Board may permit an employee to elect to defer receipt of an award for a specified period or until a specified event, upon such terms as are determined by the Board.

     Section 14. TAX WITHHOLDING
                 ---------------

     14.1 Each employee shall, no later than the date as of which the value of an award first becomes includable in such person's gross income for tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

     14.2 To the extent permitted by the Board, and subject to such terms and conditions as the Board may provide, an employee may elect to have the withholding tax obligations, or any additional tax obligation with respect to


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any awards hereunder, satisfied by (i) having the Company withhold shares of
Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock. Alternatively, the Board may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

     Section 15. STOCK OPTIONS, LIMITED STOCK APPRECIATION RIGHTS AND STOCK
                 GRANTS FOR OUTSIDE DIRECTORS AND CONSULTANTS
                 -----------------------------------------------------------

     15.1 (a) INITIAL GRANT. Each person who was an Outside Director on the date of adoption of the Original Plan by the Stockholders was granted automatically (without action of the Board) on such date a Stock Option to purchase 15,000 shares. Each person who becomes an Outside Director after such date shall be granted, on the first trading day coincident with or immediately following the effective date of his or her election as an Outside Director, a Stock Option to purchase 15,000 shares, or such lesser amount as is approved by the Board of Directors.

     (b) For purposes of this Section 15.1, the term trading day shall mean a day on which the Stock is traded on a national securities exchange, on the NASDAQ National Market, or in the over-the-counter market.

     15.2 Stock Options granted under this Section 15 shall be Non-Qualified Stock Options, and shall have the following terms and conditions:

     (a) OPTION PRICE. The option price per share of Stock purchasable under the Stock Option shall be equal to the closing sales price of the Stock on the date the Stock Option is granted.

     (b) TERM OF OPTION. The term of the Stock Option shall be ten years from the date of grant, subject to earlier termination in the event of termination of service, as set forth in paragraphs (e) and (f) below.

     (c) EXERCISABILITY. Subject to paragraphs (e) and (f) below, each Stock Option granted to an Outside Director currently serving shall vest with respect to 33-1/3% of the underlying shares on November 30, 2000, and an additional 33-1/3% on November 30, 2001, and the balance on November 30, 2002, provided that the optionee is a director of the Company on each such date. The minimum number of shares with respect to which a Stock Option may be exercised is the lesser of 100 shares or the number of shares then subject to the Stock Option. Options granted subsequently shall vest 33-1/3% on each of the first, second, and third anniversaries of the date of grant, but in no event prior to November 30, 2000. Any option granted prior to November 30, 1999, shall have its first anniversary date on November 30, 2000, with subsequent anniversaries on each November 30th of the following years.

     (d) METHOD OF EXERCISE. The Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in cash (including cash equivalents) or by delivery of shares of Stock already owned by the optionee for at least six months, or by any combination or the foregoing. Shares delivered upon payment of the exercise price shall be valued at the average of the high and low sales price of the Stock on the date of exercise (or, if the Stock is not traded on such date, at the weighted average of the high and low prices on the nearest trading dates before and after such date).


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     (e) TERMINATION OF SERVICE OF DIRECTORS. If an Outside Director's status as a director is terminated for any reason, such director's Stock Options may be exercised for three years following such termination of service (but not beyond the Option term), but only to the extent such Options were vested on the date of termination of service.

     (f) CHANGE OF CONTROL. Notwithstanding any other provision of the Plan, upon the occurrence of a Change of Control (as defined in Section 17.2), all Outside Directors' Stock Options outstanding at the time of such Change of Control shall become immediately vested and exercisable for three years after the director's termination service (but not beyond the option term).

     (g) NON-TRANSFERABILITY. Outside Directors' Stock Options shall not be transferable by the optionee other than by laws of descent and distribution. During an optionee's lifetime, all Outside Directors' Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

     (h) SHAREHOLDER RIGHTS. The holder of an Outside Directors' Stock Option shall, as such, have none of the rights of a shareholder.

     15.3 LIMITED STOCK APPRECIATION RIGHTS IN TANDEM WITH OPTIONS. Each Stock Option granted to an Outside Director under this Section 15 shall be granted in tandem with a Limited Stock Appreciation Right which may be exercised only within the 60-day period following a Change of Control (as defined in Section 17.2). Upon exercise of the Limited Stock Appreciation Right, the holder shall receive, for each share with respect to which the Limited Stock Appreciation Right is exercised, an amount equal in value to the excess of the Change of Control Price (as defined in Section 17.3) over the exercise price of the related Stock Option. The Limited Stock Appreciation Right shall be payable solely in cash, and shall be within 30 days of the exercise of the Limited Stock Appreciation Right.

     15.4 Notwithstanding the foregoing, if on any date on which awards are to be granted under this Section 15 the remaining shares available for issuance to Outside Directors and consultants are insufficient to enable each Outside Director to receive the Stock Option and/or Quarterly Stock Grant to which he or she is entitled, then: (a) no award shall be made on such date to any Consultant; and (b) each Outside Director who is entitled to be granted an award pursuant to this Section 15 on such date shall be granted a Stock Option to purchase and/or a Quarterly Stock Grant with respect to, his or her pro rata portion of such remaining shares.

15.5 From time to time the Board, at its sole discretion, may elect to award to Consultants of the Company, Stock Options to purchase shares of the Company's Stock. In addition, the Board, at its sole discretion, may award shares of Stock to such Consultants. These awards may be granted whenever the Board determines that issuing such options or shares will be in the best interests of the Company, or as a direct payment to be made the Consultant in lieu of a cash payment for services to be rendered to the Company. Such Awards granted to Consultants under this section will be considered non repetitive, "one time" awards, and will carry with them such terms, conditions, and restrictions as the Board shall prescribe, provided however, that Stock options granted to Consultants shall also be subject to Section 15.2 (as applicable).

     Section 16. AMENDMENTS AND TERMINATION
                 --------------------------

     The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. The provisions of Section 15 shall not be amended more than once every six months, other than to conform with the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule), Sections 162(m) or 422 of the Code, or other regulatory requirements.

     Section 17. CHANGE OF CONTROL

     17.1 In the event of a Change of Control, unless otherwise determined by the Board at the time of grant or by amendment (with the holder's consent) of such grant:

     (a) all outstanding Stock Options and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;

     (b) the restrictions and deferral limitations applicable to any outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

     (c) to the extent the cash payment of any award is based on the fair market value of Stock, such fair market value shall be the Change of Control Price.

     17.2 A "Change of Control" shall be deemed to occur subsequent to the date of the Plan on:

     (a) the date that any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (other than the Company and its subsidiaries as determined immediately prior to that date) has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Securities Exchange Act of 1934) of securities of the Company representing 25% or more of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board, unless such person has acquired 80% or more of such securities directly from the Company;

     (b) the date on which one-third or more of the members of the Board shall consist or persons other than Current Directors (for these purposes, a "Current Director" shall mean a member of the Board on the effective date of the Plan, as well as any member of the Board whose nomination or election has been approved by a majority of the Current Directors then on the Board);

     (c) consummation of a merger or consolidation of the Company with another corporation where the Company is not the surviving entity and where (i) the stockholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or (ii) where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger; or

     (d) consummation of an agreement providing for the sale or disposition of all or substantially all of the assets of the Company.

     17.3 "Change of Control Price" means the highest price per share paid in any transaction reported in the NASDAQ National Market or on any national securities exchange where the Stock is traded, or paid or offered in any transaction related to a Change of Control at any time during the 90-day period ending with the Change of Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Stock Options, the Change of Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

     Section 18. GENERAL PROVISIONS
                 ------------------

     18.1 Each award under the Plan shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

     18.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee, Outside Director or Consultant any right to continued service in any capacity.

18.3
Determinations by the Board under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

     18.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     18.5 This Plan shall be governed by and construed in accordance with the laws of the State of New York.

     Section 19. EFFECTIVE DATE OF PLAN
                 ----------------------

     The provisions of the Plan with respect to Outside Directors were adopted and shall be effective on March 23, 1999, and the provisions of the Plan with respect to employees were adopted and shall be effective on March 23, 1999, and the provisions of the Plan with respect to Consultants were adopted and shall be effective on March 23, 1999, in each case subject to the approval by the Company's stockholders at the 1999 Annual Meeting of Stockholders.

     Section 20. DURATION
                 --------

     The Plan shall terminate on the earliest to occur of: (i) the adoption of a resolution of the Company's Board of Directors terminating the Plan; (ii) the date all shares of Common Stock subject to the Plan are purchased according to the Plan's provisions; or (iii) ten years from the effective date of the Plan.

                                      PROXY
                              MEGADATA CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF MEGADATA CORPORATION

           The undersigned stockholder hereby appoints G.S. Beckwith Gilbert and John R. Keller or either of them, each with power of substitution, as proxy or proxies for the undersigned, to attend the Annual Meeting of the Stockholders of Megadata Corporation (the "Company"), to be held at 11:00 a.m., local time, on April 11, 2000, at The LaGuardia Marriott Hotel, 105-05 Ditmars Blvd, East Elmhurst, NY, or at any adjournment or adjournments thereof, and to vote all shares of common stock of the Company owned of record by the undersigned at the close of business on February 25, 2000, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue hereof, for the purposes more fully described in the accompanying Proxy Statement, and in their discretion, on other matters which properly come before the meeting:

(1) ELECTION OF DIRECTORS

    FOR all nominees listed below           WITHHOLD AUTHORITY to vote for all
    (except as marked to the contrary)      nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

G.S. Beckwith Gilbert

Richard R. Schilling, Jr.

Yitzhak N. Bachana

Bruce N. Whitman

Paul L. Graziani

John R. Keller

(2) AMENDMENT OF THE COMPANY'S 1999 STOCK INCENTIVE PLAN TO INCREASE THE AMOUNT OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 500,000 SHARES, TO A TOTAL OF 750,000 SHARES, OF WHICH 600,000 SHARES WILL BE RESERVED FOR ISSUANCE TO EMPLOYEES OF THE COMPANY AND 150,000 SHARES WILL BE RESERVED FOR ISSUANCE TO OUTSIDE DIRECTORS AND CONSULTANTS, AS WELL AS EMPLOYEES OF THE COMPANY.




                    FOR           AGAINST        ABSTAIN





           (Continued and to be Signed and Dated on the Reverse Side)

(3)  TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS

     FOR            AGAINST                  ABSTAIN



(4) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

UNLESS OTHERWISE INDICATED ABOVE OR UNLESS THIS PROXY IS REVOKED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR THE APPOINTMENT OF INDEPENDENT AUDITORS, FOR THE COMPANY'S 2000 STOCK INCENTIVE PLAN, AND FOR THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION.



                                   Date: _______________________________________

                                   X  __________________________________________

                                   X  __________________________________________

                    (IMPORTANT: Please sign exactly as your name or names appear on the label affixed hereto, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.)